SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            ------------------------

                                   FORM 8-K/A

                                (AMENDMENT NO. 2)

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 30, 2003

                             Optimal Robotics Corp.
             (Exact Name of Registrant as Specified in its Charter)

                                     Canada
                 (State or Other Jurisdiction of Incorporation)

                0-28572                        98-0160833
        (Commission File Number)    (IRS Employer Identification No.)

         4700 de la Savane, Suite 101, Montreal, Quebec, Canada H4P 1T7
          (Address of Principal Executive Offices, Including Zip Code)

                                 (514) 738-8885
              (Registrant's Telephone Number, Including Area Code)

This Amendment No. 2 to the Current Report on Form 8-K of Optimal Robotics Corp. (the "Registrant") amends and restates in its entirety the Current Report on Form 8-K of the Registrant, dated September 30, 2003, and filed with the Securities and Exchange Commission on October 15, 2003, as amended by Amendment No. 1 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on October 16, 2003 ("Amendment No. 1"). The only changes from Amendment No. 1 are the inclusion of the financial statements required by Item 7 and the Consent of KPMG LLP as Exhibit 23.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 30, 2003, pursuant to an asset purchase agreement dated the same date, Optimal Services Group Inc., which is a Canadian wholly owned subsidiary of the Registrant, acquired the services business of RBA Inc., a privately held company based in Montreal. The net cost of the acquisition was approximately CDN$10.0 million, which was funded through a credit facility arranged with Royal Bank of Canada. The purchase price for the acquired assets was established by negotiation between the parties, and was paid by Optimal Services Group Inc. in part by cash and in part by the assumption of liabilities of RBA Inc.

      The acquired assets consist of substantially all of the assets used by RBA in its hardware maintenance outsourcing services business, including, without limitation, all inventories, movable property and equipment, accounts receivable and vehicle and immovable property leases, as well as all intangible property including the goodwill related to the business. Optimal Services Group Inc., which is part of the Registrant's service organization, will use the acquired assets to carry on the business formerly carried on by RBA Inc. The acquisition of the RBA business increases the service offerings and expands the customer base and markets of the Registrant's service organization.

      Neither RBA Inc. nor any of its officers or directors has any material relationship with the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements

      The financial statements required by this Item 7 are included in this Current Report on Form 8-K/A. The financial statements filed herewith are:

      (i) Unaudited Pro Forma Consolidated Statements of Operations of the Registrant for the nine-month period ended September 30, 2003 and the year ended December 31, 2002; and

      (ii) Financial statements of RBA Inc. for the years ended December 31, 2002, 2001 and 2000.

      The financial statements of RBA Inc. for the years ended December 31, 2002, 2001 and 2000 are expressed in Canadian dollars.

(c)   Exhibits

   Exhibit
   Number                                  Exhibit
   -------        --------------------------------------------------------------
      23          Consent of KPMG LLP

                                   SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2003                    Optimal Robotics Corp.
                                            (Registrant)


                                            By: Holden L. Ostrin
                                                ---------------------------
                                                Holden L. Ostrin
                                                Co-Chairman

                 Pro Forma Consolidated Statements of Operations of
                 (Unaudited)

                 OPTIMAL ROBOTICS CORP.

                 Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

OPTIMAL ROBOTICS CORP.
Pro Forma Consolidated Statements of Operations
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

Statements of Operations

    Pro Forma Consolidated Statement of Operations (September 30, 2003)......  1

    Pro Forma Consolidated Statement of Operations (December 31, 2002).......  2

    Notes to Pro Forma Consolidated Statements of Operations.................  3

OPTIMAL ROBOTICS CORP.
Pro Forma Consolidated Statement of Operations
(Unaudited)

Nine-month period ended September 30, 2003
(expressed in US dollars)

====================================================================================================================================
                                                         Optimal                                  Pro Forma               Pro Forma
                                                   Robotics Corp.             RBA Inc.          adjustments            consolidated
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    (note 3)
Revenues                                             $ 48,265,011         $ 22,135,685         $         --            $ 70,400,696

Cost of sales                                          32,856,633           18,494,155               40,703(a)           51,391,491

------------------------------------------------------------------------------------------------------------------------------------
Gross margin                                           15,408,378            3,641,530              (40,703)             19,009,205

Expenses (income):
     Selling, general and
       administrative                                  17,958,103            1,822,658              238,388(b)           20,019,149
     Amortization                                       2,043,977              838,707              509,958(c)            3,392,642
     Operating lease                                    1,263,802              798,013                   --               2,061,815
     Research and development                             790,805                   --                   --                 790,805
     Restructuring                                        749,330                   --                   --                 749,330
     Interest (income) expense                           (716,244)             424,668                   --                (291,576)
     Foreign exchange                                     195,469                   --                   --                 195,469
------------------------------------------------------------------------------------------------------------------------------------
                                                       22,285,242            3,884,046              748,346              26,917,634

------------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                               (6,876,864)            (242,516)            (789,049)             (7,908,429)

Recovery of income tax                                 (3,569,000)                  --                   --              (3,569,000)

------------------------------------------------------------------------------------------------------------------------------------
Net loss                                             $ (3,307,864)        $   (242,516)        $   (789,049)           $ (4,339,429)
====================================================================================================================================

Loss per share:
     Basic                                           $      (0.22)                                                     $      (0.29)
     Diluted                                                (0.22)                                                            (0.29)

====================================================================================================================================

Weighted average number of shares:
     Basic                                             14,936,235                                                        14,936,235
     Plus impact of stock options                             419                                                               419

------------------------------------------------------------------------------------------------------------------------------------
     Diluted                                           14,936,654                                                        14,936,654
====================================================================================================================================

See accompanying notes to unaudited pro forma consolidated statements of operations.

OPTIMAL ROBOTICS CORP.
Pro Forma Consolidated Statement of Operations
(Unaudited)

Year ended December 31, 2002
(expressed in US dollars)

====================================================================================================================================
                                                         Optimal                                 Pro Forma                Pro Forma
                                                  Robotics Corp.             RBA Inc.          adjustments             consolidated
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   (note 3)
Revenues                                            $ 75,717,591         $ 25,094,952         $         --            $ 100,812,543

Cost of sales                                         50,261,337           22,134,510              239,474(a)            72,635,321

------------------------------------------------------------------------------------------------------------------------------------
Gross margin                                          25,456,254            2,960,442             (239,474)              28,177,222

Expenses (income):
     Selling, general and
       administrative                                 29,000,862            2,132,601              193,974(b)            31,327,437
     Amortization                                      2,655,820              981,063              679,944(c)             4,316,827
     Operating lease                                   1,550,962              919,622                   --                2,470,584
     Research and development                          1,289,848              (55,225)                  --                1,234,623
     Restructuring                                     1,038,835                   --                   --                1,038,835
     Interest (income) expense                        (1,816,889)             350,632                   --               (1,466,257)
     Foreign exchange                                      5,009                   --                   --                    5,009
------------------------------------------------------------------------------------------------------------------------------------
                                                      33,724,447            4,328,693              873,918               38,927,058

------------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                              (8,268,193)          (1,368,251)          (1,113,392)             (10,749,836)

Recovery of income tax                                (2,940,963)                  --                   --               (2,940,963)

------------------------------------------------------------------------------------------------------------------------------------
Net loss                                            $ (5,327,230)        $ (1,368,251)        $ (1,113,392)           $  (7,808,873)
====================================================================================================================================

Loss per share:
     Basic                                          $      (0.35)                                                     $       (0.52)
     Diluted                                               (0.35)                                                             (0.52)
====================================================================================================================================

Weighted average number of shares:
     Basic                                            15,058,533                                                         15,058,533
     Plus impact of stock options                         42,874                                                             42,874

------------------------------------------------------------------------------------------------------------------------------------
     Diluted                                          15,101,407                                                         15,101,407
====================================================================================================================================

See accompanying notes to unaudited pro forma consolidated statements of operations.

OPTIMAL ROBOTICS CORP.
Notes to Pro Forma Consolidated Statements of Operations
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

================================================================================

1.    Basis of Presentation:

      The pro forma consolidated statements of operations (the "Statements") give effect to the business acquisition of RBA Inc. ("RBA") by Optimal Robotics Corp. ( the "Company" or "Optimal"). The Statements have been prepared by management in accordance with Canadian generally accepted accounting principles. A reconciliation of the differences between Canadian and United States generally accepted accounting principles is presented in note 4.

      The pro forma consolidated statement of operations for the year ended December 31, 2002 is based on the audited consolidated statements of operations of Optimal and RBA for the year ended December 31, 2002. The pro forma consolidated statement of operations for the year ended December 31, 2002 gives effect to the business acquisition of RBA as if it had taken place on January 1, 2002.

      The pro forma consolidated statement of operations for the nine-month period ended September 30, 2003 is based on the unaudited consolidated interim financial statements of Optimal and RBA as at September 30, 2003. The pro forma consolidated statement of operations for the nine-month period ended September 30, 2003 gives effect to the business acquisition of RBA as if it had taken place on January 1, 2002.

      The functional currency of RBA is the Canadian dollar. The statements of operations of RBA for the year ended December 31, 2002 and the nine-month period ended September 30, 2003 have been converted into US dollars at the average exchange rates for the periods which were as follows: year ended December 31, 2002 - CA$1 = US$0.6370; nine-month period ended September 30, 2003 - CA$1 = US$0.6999.

      The pro forma consolidated statements of operations are not necessarily indicative of what the results of operations would have been for the periods presented, nor do they purport to project the Company's results of operations for any future periods. The statements of operations do not include the expected benefits and cost savings arising from the business acquisition.

      The pro forma consolidated statements of operations should be read in conjunction with the consolidated financial statements of Optimal for the periods mentioned above.

2.    Business Acquisition:

      On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA, a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

      The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method.

OPTIMAL ROBOTICS CORP.
Notes to Pro Forma Consolidated Statements of Operations, Continued
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

================================================================================

2.    Business Acquisition (continued):

      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the allocation to other intangible assets and the determination of goodwill; thus, the allocation of the purchase price is subject to final modifications.

      ==========================================================================
      Assets acquired:
          Accounts receivable                                      $  3,578,193
          Inventories                                                 2,222,135
          Property and equipment                                      1,798,528
          Prepaid expenses and deposits                                 289,004
          Customer contracts and customer relationships               3,399,720
          Goodwill                                                    3,133,625
      -------------------------------------------------------------------------
                                                                     14,421,205

      Liabilities assumed:
          Accounts payable and accrued liabilities                   (3,931,808)
          Deferred revenue                                             (697,454)
          Current portion of long-term debt                          (2,384,182)
          Long-term debt                                             (1,361,924)
      -------------------------------------------------------------------------
                                                                     (8,375,368)

      -------------------------------------------------------------------------
      Net assets acquired for cash                                 $  6,045,837
      ==========================================================================

3.    Pro Forma Adjustments:

      The pro forma consolidated statements of operations do not include any benefits from anticipated synergies and incorporate the following adjustments:

      (i)   To conform the accounting policies of RBA with those of the Company:

            (a) Represent costs capitalized by RBA that would be expensed by the Company.

            (b) Represent deferred charges in the accounts of RBA related to specific contracts with customers that would be expensed by the Company.

      (ii)  As a result of the acquisition of RBA:

            (c) Represent the amortization of the customer contracts acquired as part of the RBA acquisition using the straight-line method over the estimated useful life of 60 months.

OPTIMAL ROBOTICS CORP.
Notes to Pro Forma Consolidated Statements of Operations, Continued
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

================================================================================

4.    Canadian/U.S. Reporting Differences:

      The reconciliation of the pro forma net loss reported in accordance with Canadian GAAP and U.S. GAAP is as follows:

      =========================================================================================================
                                                                      Nine-month period ended        Year ended
                                                                                September 30,      December 31,
                                                                                         2003              2002
      ---------------------------------------------------------------------------------------------------------
      Pro forma net loss in accordance with Canadian GAAP                       $  (4,339,429)      $(7,808,873)
      Stock-based compensation (i)                                                         --         9,778,143

      ---------------------------------------------------------------------------------------------------------
      Pro forma net (loss) earnings in accordance with U.S. GAAP                $  (4,339,429)      $ 1,969,270
      =========================================================================================================

      (Loss) earnings per share:
          Basic                                                                 $       (0.29)      $      0.13
          Diluted                                                                       (0.29)             0.13
      =========================================================================================================

      The weighted average number of common shares outstanding for purposes of determining basic and diluted earnings (loss) per share is the same as that disclosed for Canadian GAAP purposes.

(i)   Stock-based compensation:

      For stock-based compensation plans with employees, as permitted by Statement of Financial Accounting Standards No. 123 (SFAS 123), the Company has chosen to use the intrinsic value method, which requires compensation costs to be recognized on the difference, if any, between the quoted market price of the stock at the grant date and the amount the individual must pay to acquire the stock. Prior to the cancellation of the outstanding stock options referred to in note 8 (b) of the interim consolidated financial statements of Optimal as at and for the period ended September 30, 2003, certain of the Company's stock options were variable because the exercise price was not known until the options were exercised. As a result, compensation cost was measured on the date the options are exercised.

      Under Canadian GAAP, the Company uses the settlement method of accounting for options and compensation expense is not recognized.

                 Financial Statements of

                 RBA INC.

                 Years ended December 31, 2002, 2001 and 2000

[LOGO] KPMG

        KPMG LLP                                        Telephone (514) 840-2100
        Chartered Accountants                           Telefax   (514) 840-2187
        2000 McGill College Avenue                            http://www.kpmg.ca
        Suite 1900
        Montreal (Quebec)  H3A 3H8

AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.

We have audited the balance sheets of RBA Inc. as at December 31, 2002, 2001 and 2000 and the statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounted principles.


(signed) KPMG LLP
Chartered Accountants

Montreal, Canada
April 25, 2003
(June 3, 2003 as to notes 13 and 20)


[LOGO] KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is the Canadian member firm of KPMG International, a Swiss non-operating association.

[LOGO] KPMG

        KPMG LLP                                        Telephone (514) 840-2100
        Chartered Accountants                           Telefax   (514) 840-2187
        2000 McGill College Avenue                            http://www.kpmg.ca
        Suite 1900
        Montreal (Quebec)  H3A 3H8

AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated April 25, 2003 (June 3, 2003 as to notes 13 and 20) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.


(signed) KPMG LLP
Chartered Accountants

Montreal, Canada
April 25, 2003
(June 3, 2003 as to notes 13 and 20)


[LOGO] KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is the Canadian member firm of KPMG International, a Swiss non-operating association.

RBA INC.
Financial Statements

Years ended December 31, 2002, 2001 and 2000

Financial Statements

     Balance Sheets..........................................................  1

     Statements of Operations and Retained Earnings (Deficit)................  3

     Statements of Cash Flows................................................  4

     Notes to Financial Statements...........................................  5

RBA INC.
Balance Sheets

December 31, 2002, 2001 and 2000

==========================================================================================================
                                                                2002                 2001             2000
----------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Accounts receivable (notes 4 and 8)               $   7,822,690        $   5,062,976    $   7,312,009
     Inventories (notes 5 and 8)                           3,751,578            3,431,384        3,782,978
     Income taxes receivable                                 164,145              172,816          224,599
     Prepaid expenses                                        143,253               86,667          168,429
     -----------------------------------------------------------------------------------------------------
                                                          11,881,666            8,753,843       11,488,015

Capital assets (note 6)                                    3,854,950            5,144,078        4,397,482

Other assets:
     Deferred charges (note 7)                               560,499               30,244           13,911
     Deposits and others                                      36,292               35,892           48,045
     -----------------------------------------------------------------------------------------------------
                                                             596,791               66,136           61,956
----------------------------------------------------------------------------------------------------------
                                                       $  16,333,407        $  13,964,057    $  15,947,453
==========================================================================================================

=====================================================================================================
                                                              2002              2001             2000
-----------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Deficiency

Current liabilities:
     Bank indebtedness (note 8)                       $    147,736       $ 1,935,859      $ 2,035,355
     Accounts payable and accrued
       liabilities (note 13)                            10,655,876         5,623,743        6,396,730
     Unearned revenue                                       34,600            97,300          136,332
     Debentures (note 9)                                    20,017                --               --
     Current portion of long-term debt (note 10)           827,200           235,985          295,596
     Current portion of obligations
       under capital leases (note 11)                    1,005,738         1,008,120          776,251
     ------------------------------------------------------------------------------------------------
                                                        12,691,167         8,901,007        9,640,264

     Due to RBA Trust (note 12)                            803,031           818,757          656,924
     ------------------------------------------------------------------------------------------------
                                                        13,494,198         9,719,764       10,297,188

Debentures (note 9)                                        155,000           175,017          100,017

Long-term debt (note 10)                                        --           827,200        1,006,785

Obligations under capital leases (note 11)               1,076,367         2,086,851        1,635,966

Long-term payable (note 13)                              2,600,000                --               --

Future income taxes (note 17)                                   --                --          379,731

Shareholders' deficiency:
     Share capital (note 14)                                94,255            93,790           75,377
     (Deficit) retained earnings                        (1,086,413)        1,061,435        2,452,389
     ------------------------------------------------------------------------------------------------
                                                          (992,158)        1,155,225        2,527,766

Future operations (note 1)
Commitment (note 15)
Contingencies (note 16)
Subsequent events (notes 13 and 20)

-----------------------------------------------------------------------------------------------------
                                                      $ 16,333,407       $13,964,057      $15,947,453
=====================================================================================================

See accompanying notes to financial statements.

On behalf of the Board:


______________________ Director

RBA INC.
Statements of Operations and Retained Earnings (Deficit)

Years ended December 31, 2002, 2001 and 2000

============================================================================================================
                                                                   2002               2001              2000
------------------------------------------------------------------------------------------------------------
Revenues                                                   $ 39,394,055       $ 38,996,480       $43,090,158

Operating expenses (revenues):
     Direct costs, selling, general and
       administrative                                        39,004,041         38,217,146        39,744,439
     Amortization of capital assets                           1,468,933          1,402,135         1,263,428
     Amortization of deferred charges                            71,139             31,830            33,347
     Write-off of inventories for obsolescence                  648,063            679,886           537,569
     Write-off of deferred charges                                   --                 --            93,270
     Interest on bank indebtedness                              135,289            135,975           223,256
     Interest on long-term debt and obligations under
       capital leases                                           288,503            288,335           371,083
     Interest on debentures                                      12,627             15,572             1,754
     Research and development tax credit                        (86,692)                --                --
     -------------------------------------------------------------------------------------------------------
                                                             41,541,903         40,770,879        42,268,146

------------------------------------------------------------------------------------------------------------
(Loss) earnings before income taxes                          (2,147,848)        (1,774,399)          822,012

Income taxes:
     (Recovered) current                                             --             (3,714)           10,154
     Future                                                          --           (379,731)          288,122
     -------------------------------------------------------------------------------------------------------
                                                                     --           (383,445)          298,276

------------------------------------------------------------------------------------------------------------
Net (loss) earnings                                          (2,147,848)        (1,390,954)          523,736

Retained earnings, beginning of year                          1,061,435          2,452,389         1,928,653

------------------------------------------------------------------------------------------------------------
(Deficit) retained earnings, end of year                   $ (1,086,413)      $  1,061,435       $ 2,452,389
============================================================================================================

See accompanying notes to financial statements.

RBA INC.
Statements of Cash Flows

Years ended December 31, 2002, 2001 and 2000

=======================================================================================================
                                                               2002              2001              2000
-------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net (loss) earnings                                $(2,147,848)      $(1,390,954)      $   523,736
     Adjustments for:
         Amortization of capital assets
           and deferred charges                           1,540,072         1,433,965         1,296,775
         Write-off of inventories for obsolescence          648,063           679,886           537,569
         Write-off of deferred charges                           --                --            93,270
         Loss (gain) on disposal of capital assets            2,585           (16,909)           (8,856)
         Income taxes                                            --          (379,731)          288,122
-------------------------------------------------------------------------------------------------------
                                                             42,872           326,257         2,730,616
     Net change in non-cash operating
       assets and liabilities                             1,177,421         1,416,253          (681,990)
-------------------------------------------------------------------------------------------------------
                                                          1,220,293         1,742,510         2,048,626

Cash flows from financing activities:
     Decrease in bank indebtedness                       (1,788,123)          (99,496)         (615,805)
     Repayment of long-term debt                           (235,985)         (239,196)         (295,596)
     Repayment of obligations under capital leases       (1,078,370)       (1,008,546)         (775,699)
     Increase in debentures                                      --            75,000           100,017
     Decrease (increase) in treasury shares                     465            18,413              (214)
     Increase in long-term payable                        2,600,000                --                --
-------------------------------------------------------------------------------------------------------
                                                           (502,013)       (1,253,825)       (1,587,297)

Cash flows from investing activities:
     Increase in deferred charges                          (601,394)          (48,163)          (30,400)
     Proceeds on disposal of capital assets                  43,736            42,822             9,150
     Additions to capital assets                           (160,622)         (483,344)         (440,079)
-------------------------------------------------------------------------------------------------------
                                                           (718,280)         (488,685)         (461,329)

-------------------------------------------------------------------------------------------------------
Net change in cash, being cash at end of year           $        --       $        --       $        --
=======================================================================================================

Supplemental information on cash flows:
     Interest paid                                      $   489,627       $   482,617       $   632,660
     Income taxes received                                  181,524            66,476            38,340
     Non-cash financing and investing activities:
         Additions to capital assets through
           capital leases                                    65,504         1,691,300           476,993

=======================================================================================================

See accompanying notes to financial statements.

RBA INC.
Notes to Financial Statements

Years ended December 31, 2002, 2001 and 2000

================================================================================

      The Company was incorporated on February 8, 1980 under the Canada Business Corporations Act and its principal activity is the repair and maintenance of computer equipment.

1.    Future operations:

      These financial statements have been prepared on a going concern basis in accordance with Canadian generally accepted accounting standards which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. The validity of the going concern assumption depends on the ability of the Company to generate profits from future operations and to obtain the continued support from the bank and its shareholders. The Company must maintain an adequate line of credit as well as loans granted by its financial institutions. As explained in notes 8 and 10, the Company is in violation of certain restrictive covenants under its banking agreements. The Company is also actively seeking for new financing sources and must renegotiate the financing terms of its long-term credit facilities with one of its bankers (see notes 13 and 20).

      These financial statements do not reflect the adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern basis was not appropriate for these financial statements, then adjustments would be necessary in the carrying value of its assets and liabilities, the reported revenues and expenses, as well as the presentation of the balance sheet.

2.    Basis of presentation:

      On January 1, 2002, the Company amalgamated RBA Technologies Inc., RBA Quebec Inc., Solutions Informatiques RBA Inc. and RBA Canada Inc., its wholly-owned subsidiaries.

      The amalgamation has been accounted for using the continuity of interests method. The figures for the years ended December 31, 2001 and 2000 include the consolidated financial statements of RBA Inc., RBA Technologies Inc., RBA Quebec Inc., Solutions Informatiques RBA Inc. and RBA Canada Inc.

3.    Significant accounting policies:

      (a)   Foreign currency translation:

            Foreign currency transactions are translated using the temporal method. Under this method, monetary asset and liability items are translated at the exchange rate in effect at year-end. Non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at the exchange rates in effect at the date of the transaction. Translation gains or losses are included in the results of the year.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

3.    Significant accounting policies (continued):

      (b)   Inventories:

            The Company maintains a significant amount of new and used spare parts and repair components, in order to fulfill their service contracts. The Company must keep a certain amount of parts, which can be used to service equipment and machinery which utilize older technologies. These parts, categorized as being either consumable or repairable, are stated at the lower of cost and replacement cost. Cost is determined using the average cost method.

            The consumable parts used to repair components are expensed to direct costs as consumed.

            The repairable parts, which can be refurbished and then reused, are capitalized to inventory as long as they are associated with service contracts. The costs to refurbish the parts are expensed as direct costs.

            Stocks held for more than 5 years are written off without taking into consideration any potential future use. Also, management reviews periodically, the value of spare parts and repair components of 5 years and less based on factors like the foreseen level of use of spare parts for actual contracts and changes in the Company's target market.

      (c)   Capital assets and assets held under capital leases:

            Capital assets are stated at cost. Amortization of capital assets and assets held under capital leases are provided using the following methods, periods and annual rates:

            ===============================================================================
            Asset                                           Basis               Rate/period
            -------------------------------------------------------------------------------
            Rolling stock                           Straight-line                   4 years
            Software and computer equipment     Declining balance                       30%
            Furniture and equipment             Declining balance                       20%
            Telephone systems                       Straight-line                  10 years
            Leasehold improvements                  Straight-line         Term of the lease
                                                                        including a renewal
                                                                                     option
            ===============================================================================

      (d)   Deferred charges:

            Deferred charges comprise capitalized expenses related to specific contracts with customers. These deferred charges are amortized over the periods of the contracts to which they relate.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

3.    Significant accounting policies (continued):

      (e)   Revenue recognition:

            The Company recognizes revenue when goods are shipped or when the service is rendered. Revenue on service contracts is recognized over the duration of the contract. Advance billings are shown as unearned revenue.

      (f)   Stock option plan:

            The Company offers a stock option plan to certain employees, as described in note 14. No salary expense is recognized for this stock option plan when shares or stock options are issued. All consideration paid by the beneficiaries when options are exercised is credited to share capital.

      (g)   Income taxes:

            The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

      (h)   Use of estimates:

            The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. The financial statement accounts that required the most estimates include the valuation of inventories, allowance for doubtful accounts and capitalized amounts in capital assets and deferred charges. Actual results could differ from those estimates.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

4.    Accounts receivable:

      ==========================================================================================
                                                      2002             2001                 2000
      ------------------------------------------------------------------------------------------
      Trade receivables                      $   7,664,512    $   4,953,596        $   7,201,944
      Advances to a shareholder company,
        without interest (note 16 (i))             135,843           71,066               75,849
      Miscellaneous advances                        22,335           38,314               34,216

      ------------------------------------------------------------------------------------------
                                             $   7,822,690    $   5,062,976        $   7,312,009
      ==========================================================================================

5.    Inventories:

      ==========================================================================================
                                                      2002             2001                 2000
      ------------------------------------------------------------------------------------------
      Spare parts                            $   2,828,497    $   2,775,385        $   3,211,387
      Repair components                            867,768          599,110              514,284
      Supplies                                      55,313           56,889               57,307

      ------------------------------------------------------------------------------------------
                                             $   3,751,578    $   3,431,384        $   3,782,978
      ==========================================================================================

6.    Capital assets:

      ==========================================================================================
                                                                                            2002
      ------------------------------------------------------------------------------------------

                                                                Accumulated             Net book
                                                       Cost    amortization                value
      ------------------------------------------------------------------------------------------
      Software and computer
        equipment                            $    2,978,175   $   2,188,471        $     789,704
      Furniture and equipment                     1,796,823       1,434,129              362,694
      Telephone systems                             285,494         229,175               56,319
      Leasehold improvements                        795,695         418,243              377,452
      ------------------------------------------------------------------------------------------
                                                  5,856,187       4,270,018            1,586,169

      Assets under capital leases:
          Rolling stock                           4,220,366       2,305,963            1,914,403
          Furniture and equipment                   794,302         573,124              221,178
          Telephone systems                         226,624         199,803               26,821
          Computer equipment                        891,590         785,211              106,379
          --------------------------------------------------------------------------------------
                                                  6,132,882       3,864,101            2,268,781

      ------------------------------------------------------------------------------------------
                                             $   11,989,069   $   8,134,119        $   3,854,950
      ==========================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

6.    Capital assets (continued):

      =========================================================================================================
                                                                                                           2001
      ---------------------------------------------------------------------------------------------------------

                                                                               Accumulated             Net book
                                                                  Cost        amortization                value
      ---------------------------------------------------------------------------------------------------------
      Software and computer
        equipment                                       $    2,873,220       $   1,889,366        $     983,854
      Furniture and equipment                                1,705,575           1,356,746              348,829
      Telephone systems                                        283,502             209,078               74,424
      Leasehold improvements                                   780,665             359,544              421,121
      ---------------------------------------------------------------------------------------------------------
                                                             5,642,962           3,814,734            1,828,228

      Assets under capital leases:
          Rolling stock                                      4,309,404           1,456,665            2,852,739
          Furniture and equipment                              781,402             519,710              261,692
          Telephone systems                                    226,624             177,141               49,483
          Computer equipment                                   891,590             739,654              151,936
          -----------------------------------------------------------------------------------------------------
                                                             6,209,020           2,893,170            3,315,850

      ---------------------------------------------------------------------------------------------------------
                                                        $   11,851,982       $   6,707,904        $   5,144,078
      =========================================================================================================

      =========================================================================================================
                                                                                                           2000
      ---------------------------------------------------------------------------------------------------------

                                                                               Accumulated             Net book
                                                                  Cost        amortization                value
      ---------------------------------------------------------------------------------------------------------
      Software and computer
        equipment                                       $    2,513,680       $   1,540,807        $     972,873
      Furniture and equipment                                1,654,293           1,274,107              380,186
      Telephone systems                                        271,730             189,108               82,622
      Leasehold improvements                                   807,189             388,130              419,059
      ---------------------------------------------------------------------------------------------------------
                                                             5,246,892           3,392,152            1,854,740

      Assets under capital leases:
          Rolling stock                                      2,688,062             731,993            1,956,069
          Furniture and equipment                              781,402             454,287              327,115
          Telephone systems                                    226,624             154,478               72,146
          Computer equipment                                   865,655             678,243              187,412
          -----------------------------------------------------------------------------------------------------
                                                             4,561,743           2,019,001            2,542,742

      ---------------------------------------------------------------------------------------------------------
                                                        $    9,808,635       $   5,411,153        $   4,397,482
      =========================================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

7.    Deferred charges:

      =========================================================================================================
                                                                                                           2002
      ---------------------------------------------------------------------------------------------------------

                                                                               Accumulated             Net book
                                                                  Cost        amortization                value
      ---------------------------------------------------------------------------------------------------------
      Costs related to specific contracts               $      663,467       $     102,968        $     560,499
      =========================================================================================================

      =========================================================================================================
                                                                                                           2001
      ---------------------------------------------------------------------------------------------------------
                                                                               Accumulated             Net book
                                                                  Cost        amortization                value
      ---------------------------------------------------------------------------------------------------------
      Costs related to specific contracts               $       62,073       $      31,829        $      30,244
      =========================================================================================================

      =========================================================================================================
                                                                                                           2000
      ---------------------------------------------------------------------------------------------------------

                                                                               Accumulated             Net book
                                                                  Cost        amortization                value
      ---------------------------------------------------------------------------------------------------------
      Costs related to specific contracts               $      133,504       $     119,593        $      13,911
      =========================================================================================================

8.    Bank indebtedness:

      Bank indebtedness of an authorized amount of $3,000,000 ($3,500,000 in 2001 and 2000), bearing interest at prime rate plus 2%, is payable upon demand. The prime rate was at 4.5% as at December 31, 2002. The debt is secured by a first rank movable hypothec on accounts receivable and inventories. The credit facility is renewable annually. Certain covenants have to be met under the credit agreements. The Company was in default of the restrictive covenants on December 31, 2002 (see note 1). Subsequent to year-end, the Company's banker cancelled the credit facility (see note
      20).

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

9.    Debentures:

      (a) The debentures bear interest at the Bank of Canada prime rate plus 3% and are payable on a monthly basis.

            The debentures are redeemable at the option of the Company at par value. If a holder of debentures receives a notice of redemption on or before October 31, 2003, the holder may elect to convert the debentures into shares of the Company at a conversion rate of one share for two debentures. After October 31, 2003, the holder of debentures may elect for the Company to repurchase all of their debentures at a price of $1 per debenture.

            At any time after April 30, 2001 but before November 1, 2003, the holder of debentures can convert the debentures into shares of the Company, at the conversion rate of one share for every two debentures. No debentures were converted as at December 31, 2002, 2001 and 2000.

      (b) Subsequent to December 31, 2002, a holder of debentures having a carrying value of $155,000 renounced his right to elect for the repurchase of his debentures; the holder's conversion rights remain in effect.

10.   Long-term debt:

      ==================================================================================================
                                                                   2002             2001            2000
      --------------------------------------------------------------------------------------------------
      Loan, bearing interest at prime rate plus 1%,
        payable in monthly instalments of
        $18,800, plus interest, maturing in August
        2006, secured by all present and future
        intangible assets and by a security on all
        assets of the Company, subordinated to
        the bank loan. Certain conditions and covenants
        have to be met under the credit agreement            $  827,200      $ 1,034,000     $ 1,203,200

      Bank loan under a revolving credit
        agreement, bearing interest at prime rate
        plus 1 1/2%, matured in May 2002                             --           29,185          99,181
      --------------------------------------------------------------------------------------------------
                                                                827,200        1,063,185       1,302,381

      Less current portion of long-term debt                    827,200          235,985         295,596
      --------------------------------------------------------------------------------------------------
                                                             $       --      $   827,200     $ 1,006,785
      ==================================================================================================

      As at December 31, 2002, the Company was in default to maintain financial ratios as defined in its credit agreement (see note 20).

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

11.   Obligations under capital leases:

      The minimum lease payments related to obligations under capital leases are as follows:

      =================================================================================================
                                                               2002              2001              2000
      -------------------------------------------------------------------------------------------------
      Year ending December 31:
           2001                                         $        --       $        --       $   951,053
           2002                                                  --         1,218,434           840,518
           2003                                           1,133,681           897,313           821,504
           2004                                             657,387           821,981           124,953
           2005                                             434,631           562,755             4,710
           2006                                              61,096                --                --
           2007                                               6,107                --                --
      -------------------------------------------------------------------------------------------------
      Total minimum lease payments                        2,292,902         3,500,483         2,742,738

      Less amount representing
        interest at rates ranging from 7% to 13.6%         (210,797)         (405,512)         (330,521)

      -------------------------------------------------------------------------------------------------
      Present value of net minimum capital
        lease payments                                    2,082,105         3,094,971         2,412,217

      Less current portion of obligations
        under capital leases                             (1,005,738)       (1,008,120)         (776,251)

      -------------------------------------------------------------------------------------------------
                                                        $ 1,076,367       $ 2,086,851       $ 1,635,966
      =================================================================================================

12.   Due to RBA Trust:

      RBA Trust received all amounts received from clients related to service contracts for which amounts received exceed a one-month period. The repayment of the due to RBA Trust is guaranteed by a second rank hypothec on accounts receivable and inventories of the Company. The amount due bears interest at a rate to be determined by the trustee and is payable on demand.

13.   Long-term payable:

      After December 31, 2002, the Company entered into an agreement with two suppliers whereby a portion of supplier accounts payable was refinanced on a long-term basis as follows:

      (1) Long-term payable in the amount of $3,404,248, bearing interest at a rate 8% per annum, repayable by way of eighteen principal monthly instalments of $189,125 starting June 15, 2003, with the exception of the months of September 2003, March 2004 and September 2004 for which no instalments are required. Interest in the amount of $200,000 and $109,823 is payable on March 15, 2005 and April 15, 2005, respectively.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

13.   Long-term payable (continued):

      (Continued):

      (2) Long-term payable in the amount of $1,355,732, bearing interest at a rate 8% per annum, repayable by way of eighteen principal monthly instalments of $75,318 starting June 15, 2003, with the exception of the months of September 2003, March 2004 and September 2004 for which no instalments are required. Interest in the amount of $65,693 is payable on March 15, 2005 and April 15, 2005.

      The portion of the accounts payable which was outstanding as at December 31, 2002 and which was refinanced by the two promissory notes amounts to $2,530,458 and $1,355,732.

      In order to reflect these agreements on the balance sheet as at December 31, 2002, an amount of $2,600,000 has been reclassified as a long-term payable.

14.   Share capital:

      Authorized:

            The Company is authorized to issue an unlimited number of participating common shares without par value of the following classes:

                  Class "A", voting

                  Class "B", non-voting

            The Company is also authorized to issue an unlimited number of preferred shares with non-cumulative 1% monthly dividend, redeemable or retractable at an amount equal to the consideration paid without par value, of the following classes:

                  Class "A" voting and redeemable

                  Class "B" non-voting and redeemable

                  Class "C" voting, redeemable and retractable

                  Class "D" non-voting, redeemable and retractable

                  Class "E" non-voting and redeemable

      =======================================================================================
                                                         2002            2001            2000
      ---------------------------------------------------------------------------------------
      Issued and fully paid:
          1,170,000 Class "A"  common shares        $ 184,074       $ 184,074       $ 184,074
          1,000,000 Class "C" preferred shares          1,000           1,000           1,000
          Treasury shares                             (90,819)        (91,284)       (109,697)

      ---------------------------------------------------------------------------------------
                                                    $  94,255       $  93,790       $  75,377
      =======================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

14.   Share capital (continued):

      In prior years, a trust was set up to hold 200,000 Class A common shares of the Company in order to allow employees of the Company to buy common shares. The following table reflects the activities of the trust from December 31, 1999 trough December 31, 2002:

      =========================================================================
                                                        Class A            Cash
                                                         shares   consideration
      -------------------------------------------------------------------------

      Unallocated shares, December 31, 1999              33,220       $ 109,483
          Sold                                           (1,361)         (1,891)
          Repurchased                                     1,016           2,105

      -------------------------------------------------------------------------
      Unallocated shares, December 31, 2000              32,875         109,697
          Sold                                          (12,529)        (28,650)
          Repurchased                                     4,477          10,237

      -------------------------------------------------------------------------
      Unallocated shares, December 31, 2001              24,823          91,284
          Sold                                           (3,129)         (5,073)
          Repurchased                                     4,422           4,608

      -------------------------------------------------------------------------
      Unallocated shares, December 31, 2002              26,116       $  90,819
      =========================================================================

      The unallocated shares have been shown as treasury shares and are presented as a reduction of the share capital of the Company.

      The Company has established a stock option plan for some of its employees. Under certain conditions, designated employees can purchase a number of Class "A" common shares of the Company at a purchase price of $1.45 per share. These options are exercisable until February 22, 2005.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

14.   Share capital (continued):

      The following table reflects the activities of the Company's stock option plan from December 31, 1999 through December 31, 2002:

      ========================================================================================
                                                                              Balanced average
                                                                     Shares     exercise price
      ----------------------------------------------------------------------------------------
      Outstanding, December 31, 1999                                180,348           $   1.45

      Options cancelled                                             (10,000)              1.45

      ----------------------------------------------------------------------------------------
      Options exercisable, December 31, 2000                        170,348               1.45

      Options cancelled                                             (11,000)              1.45

      ----------------------------------------------------------------------------------------
      Options exercisable, December 31, 2001                        159,348               1.45

      Options cancelled                                             (13,000)              1.45

      ----------------------------------------------------------------------------------------
      Options exercisable, December 31, 2002                        146,348           $   1.45
      ========================================================================================

15.   Commitment:

      The Company is committed under operating leases for premises and computers, to the following annual payments:

      ========================================================================================
                                            Premises            Computers                Total
      ----------------------------------------------------------------------------------------
      2003                             $   1,306,278        $      19,997        $   1,326,275
      2004                                 1,139,898                   --            1,139,898
      2005                                   788,116                   --              788,116
      2006                                   747,861                   --              747,861
      2007                                   646,631                   --              646,631
      2008 and thereafter                  1,792,083                   --            1,792,083
      ----------------------------------------------------------------------------------------
                                       $   6,420,867        $      19,997        $   6,440,864
      ========================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

16.   Contingencies:

      (i) The Company has guaranteed a loan received by a shareholder from a lender incurred in August 1995 for the purchase of shares of the Company previously held by another shareholder. This loan is also guaranteed by a first rank hypothec on the shareholders' shares as well as by a life insurance policy on the shareholder's life amounting to $350,000. At the request of the Company's lender, the Company reimbursed $90,082 of the shareholder loan. As at December 31, 2002, the balance of the loan is $14,163.

      (ii) The Company has been named a defendant in a legal action claiming reimbursement of the unused portion of a prepaid service contract in the amount of $285,000. Management is of the opinion that there is a strong defense against the claim, however, a provision for losses in the amount of $124,000 has been reflected in the accounts of the Company for this matter.

      (iii) A shareholder has commenced legal proceedings to require that his shares be repurchased by the Company for an amount of $900,000. In the opinion of management, this matter is without substantial merit and no provision has been made in the accounts.

17.   Income taxes:

      The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at December 31, 2002, 2001 and 2000 are presented below:

      =================================================================================================
                                                               2002              2001              2000
      -------------------------------------------------------------------------------------------------
      Future tax liabilities:
          Capital assets - differences in net book
            value and undepreciated capital cost        $   190,641       $   303,012       $   376,575
          Deferred charges                                  144,993             9,822             3,156

      -------------------------------------------------------------------------------------------------
      Total future tax liability                            335,634           312,834           379,731

      Future tax assets:
          Non-capital loss carryforwards                  1,280,490           625,600                --
          Other                                              12,055            12,513                --

      -------------------------------------------------------------------------------------------------
      Total future tax assets                             1,292,545           638,113                --

      Less valuation allowance                             (956,911)         (325,279)               --
      -------------------------------------------------------------------------------------------------
                                                            335,634           312,834                --

      -------------------------------------------------------------------------------------------------
      Net future tax liability                          $        --       $        --       $   379,731
      =================================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

18.   Pension plan:

      The Company has a defined contribution pension plan which is offered on an optional basis to the employees. Under the terms of the plan, the employees may contribute 4% of their annual salary up to a maximum of $1,500 per year and up to $3,500 for certain executives. The Company will match the employees' contributions for the year. The expense related to the plan for the year amounted to $392,838 (2001 - $397,625; 2000 -
      $391,271).

19.   Financial instruments:

      (a)   Credit risk:

            The Company has a credit risk exposure arising from two clients which represent 59% of the accounts receivable balance as at December 31, 2002.

            In the normal course of business, the Company evaluates the financial condition of its customers on a continuing basis and reviews the creditworthiness of all new customers. The Company determines an allowance for doubtful accounts to reflect specific customer risks.

      (b)   Fair value of financial instruments:

            The fair value of financial assets and liabilities, except for the long-term debt and the obligations under capital leases, approximates their carrying values due to the short-term to maturity for these financial assets and liabilities.

            The carrying value of the long-term debt approximates its fair value given that the contractual rates are based on current market rates for similar financial instruments.

            The fair value of the obligations under capital leases is approximately $1,900,000 (2001 - $2,740,000; 2000 - $2,050,000) and
            was determined by discounting future cash flows at current market rates.

20.   Subsequent events:

      The Company entered into a new financing agreement whereby the financed amount is based on eligible receivables of the Company. Under the terms of this new agreement, the Company has guaranteed to the lender minimum annual discount revenue of $250,000 and will be charged $5,000 in monthly administration fees. The new financing bears interest at prime plus 2.5% and is secured by a hypothec of $7,000,000 on all of the assets of the Company and ranking first on receivables and inventory and a personal guarantee by Richard Besner.

      The Company must obtain release from former lenders before the agreement becomes effective and the Company has decided to reimburse the long-term debt in June 2003.

      In addition, the Company entered into an agreement with two suppliers as described in note 13.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

21.   Reconciliation to United States GAAP:

      The financial statements of the Company are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States except as described below:

      Statement of operations:

      =========================================================================================
                                                                         2002              2001
      -----------------------------------------------------------------------------------------
      Net loss in accordance with Canadian GAAP                   $(2,147,848)      $(1,390,954)

      Current year adjustment:
          Deferred charges (i)                                       (530,255)          (16,333)

      -----------------------------------------------------------------------------------------
      Net loss in accordance with United States GAAP              $(2,678,103)      $(1,407,287)
      =========================================================================================

      Statement of deficit:

      =========================================================================================
                                                                         2002              2001
      -----------------------------------------------------------------------------------------
      (Deficit) retained earnings, end of year in accordance
        with Canadian GAAP                                        $(1,086,413)      $ 1,061,435

      Adjustment to retained earnings related to deferred
        charges (i)                                                  (560,499)          (30,244)

      -----------------------------------------------------------------------------------------
      (Deficit) retained earnings, end of year in accordance
        with United States GAAP                                   $(1,646,912)      $ 1,031,191
      =========================================================================================

      (i) Deferred charges comprise capitalized expenses related to specific contracts with customers. These deferred charges are amortized over the periods of the contracts to which they relate. United States GAAP requires such costs to be expensed as incurred.